UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

SILVER HORN MINING LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	65-0783722
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

 3346 Guadalupe Road
Apache Junction, Arizona 85120
 (Address of principal executive offices) (zip code)

(480) 288-6530
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On February 29, 2012, Silver Horn Mining Ltd. (the “Company”) entered into note purchase agreements (the “Note Purchase Agreements”) with certain investors whereby it sold an aggregate of $105,882.35 of convertible promissory notes (the “Notes”) at an aggregate purchase price of $90,000.  These investors include Daniel Bleak, the Company’s Chairman, Chief Executive Officer and Chief Financial Officer and several of the Company’s existing shareholders.   Unless earlier converted or immediately due and payable upon an event of default, the Notes shall mature on February 28, 2013.

The face value of each Note may be converted at the holder’s option, in whole or in part, at any time at least three months following the date of issuance into shares of the Company’s common stock at a conversion price of $0.05 per share, subject to adjustment in the case of stock splits, reclassifications, reorganizations, certain issuances at less than the conversion price and the like.   Further, at any time prior to the maturity date or conversion as set forth in the prior sentence, the face value of each Note shall be exchanged into the applicable dollar amount of equity securities issued by the Company in a subsequent financing of at least $1,000,000 at a conversion price of $0.05 per share of the Company’s common stock. Until such time that the Notes are no longer outstanding, without the consent of the holders, the Company is prohibited from incurring certain debt, selling any accounts receivable or declaring any dividend.

The securities were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

The foregoing summaries of the terms of the Note Purchase Agreement and the Notes are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 1.02                      Termination of a Material Definitive Agreement.

On February 21, 2012, the Company entered into a stock option cancellation agreement (the “Cancellation Agreement”) with Mr. Bleak, pursuant to which the stock option (the “Option”) to purchase 30,000,000 shares of common stock granted on May 2, 2011 to Mr. Bleak in connection with his appointment as the Chairman and Chief Executive Officer of the Company was cancelled.  As of the date of the Cancellation Agreement, the entire Option remained unexercised.  A copy of the Cancellation Agreement is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation Off-Balance Sheet Arrangement.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02                      Unregistered Sales of Equity Securities.

On February 24, 2012 the Company issued Mr. Bleak 25,000,000 restricted shares of common stock as compensation for his services.  The securities were issued in reliance upon exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended.  The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Form of Note Purchase Agreement
10.2	Form of Note
10.3	Cancellation Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER HORN MINING LTD.

Dated: March 1, 2012	By:	/s/ Daniel Bleak
Daniel Bleak Chief Executive Officer